Exhibit 10.5

SPECIAL COMPLIANCE AMENDMENT 2014-3
NORDSTROM 401(k) PLAN & PROFIT SHARING
(2008 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended as follows pursuant to Plan Section 13.1-3(a) to comply with the request of the Internal Revenue Service on review of the Plan’s tax-qualified status concerning technical compliance with the requirements of Code section 401(a)(30) and the Treasury Regulations issued thereunder:

1.    Section 5.2-5 (Excess Deferrals) is deleted in its entirety and replaced with the following, effective for Plan Years commencing on and after January 1, 2007:

“5.2-5    Excess Deferrals. “Excess Deferral” means, for a given calendar year, that amount by which each Participant’s total elective deferrals (as defined in Code § 402(g)(3)) under all plans of all employers exceeds the sum of the dollar limits in effect under Code § 402(g) for the calendar year and under Code § 414(v) for the taxable year, as annually indexed by the Secretary of the Treasury. For the Plan Year beginning on January 1, 2014, the Code § 402(g) dollar limit is $17,500, and the Code § 414(v) dollar limit is $5,500. The Plan Administrator will distribute any Excess Deferral, adjusted for investment gains and losses, to the Participant no later than April 15 of the calendar year immediately following the close of the calendar year for which the Excess Deferral is made. Solely for the Plan Year beginning January 1, 2007, the adjustment for investment gains and losses shall include gains and losses from the close of the Plan Year in which the Excess Deferral arose through a date not more than seven days before the actual distribution date. If an Excess Deferral occurs because of deferral amounts under plans maintained by an Employer combined with deferrals under one or more plans not maintained by an Employer, the excess shall be distributed if the following conditions are satisfied:

FIRST, the Participant notifies the Plan Administrator of the Excess Deferral by March 1 following the close of the year, unless the Plan Administrator waives the deadline; and

SECOND, the notice specifies how much of the Excess Deferral is to be distributed from this Plan.”

IN WITNESS WHEREOF, pursuant to proper authority, this Special Compliance Amendment 2014-2 has been executed on behalf of the Company this ________ day of ________________, 2014.

NORDSTROM, INC.

By:
Title:    Executive Vice President
Human Resources and Diversity Affairs